Yadkin Valley Financial Corporation Continues Trend of Profitability and Strength in the Second Quarter; Problem Asset Levels Drop

Second Quarter Highlights:

•	Net income available to common shareholders for the second quarter of 2012 was $10.2 million, or $0.52 per diluted share.

•	The Company reversed the remaining deferred tax asset valuation allowance, resulting in $9.8 million in recovery to tax expense and a sign of strength for the Company.

•
Adversely classified loans decreased $11.5 million, or 10.1%, compared to the first quarter, which contributed to lower provision for loan losses of $2.2 million, down from $2.4 million in the first quarter of 2012.

•	Nonperforming assets decreased $5.9 million to $88.9 million, or 4.57% of total assets, down from $94.8 million, or 4.80% of total assets at March 31, 2012.

•	Nonperforming loans decreased $2.8 million, down to $63.3 million for the second quarter of 2012.

•	Non-interest income increased by $899,000, or 25.4%, to $4.4 million, largely due to increases in mortgage banking activity income.

•
Leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratio were 8.8%, 11.2%, and 12.4%, respectively, for the holding company as of June 30, 2012, exceeding all regulatory requirements.

Elkin, NC - July 26, 2012 - Yadkin Valley Financial Corporation (NASDAQ: YAVY), the holding company for Yadkin Valley Bank and Trust Company, announced financial results for the second quarter ended June 30, 2012. Net income available to common shareholders for the quarter was $10.2 million, or $0.52 per diluted share, compared to net income of $2.7 million, or $0.14 per diluted share, in the first quarter of 2012, and a net loss of $20.9 million, or $1.16 per diluted share, in the second quarter of 2011.

Joe Towell, President and CEO of Yadkin Valley Financial, commented, “Continuing to execute our game plan is proving to be the right strategy for our Company. We are glad to see our fourth consecutive quarter of profitability, and a nice boost to net income and capital with the reversal of our deferred tax asset (DTA) valuation allowance. Excluding the reversal of the valuation allowance of $9.8 million, we posted after-tax net income of $1.2 million before preferred dividends.

As we have said for the past several quarters, asset quality is our primary focus. We have put forth a tremendous amount of time and effort on disposition of our nonperforming assets, and we're glad to see tangible results from that effort in the decrease of adversely classified loans, nonperforming loans, nonperforming assets, and other real estate owned (OREO). Further, our loans 30-89 days past due continue to be at a lower level for the second consecutive quarter, a sign that we are not experiencing inflows to our problem loan categories.

We continued to improve our deposit mix in the second quarter which is in line with our strategic goal of increasing core deposits. However, we experienced high prepayments in our securities portfolio this quarter causing some downward pressure on our net interest margin in this low-rate environment. At the same time, we are seeing pockets of loan demand increase, particularly in the commercial and industrial and owner occupied real estate segments, but overall demand continues to be soft as economic recovery in the Carolinas remains sluggish.

Last quarter, we announced the filing of an S-1 registration statement for the potential sale of our TARP preferred shares. While we have no new information to report on this particular event at this time, I do want to stress that our Board remains committed to our capital plan which includes resolution of our TARP.

While we are pleased with our results this quarter, we remain intently focused on problem asset resolution, and we recognize that this is not a smooth process due to economic conditions and other factors beyond our control."

Second Quarter 2012 Financial Highlights

Asset Quality

Nonperforming loans decreased for the second consecutive quarter, down $2.8 million to $63.3 million in the second quarter of 2012 from $66.1 million at March 31, 2012. This decrease indicates continued improvement in our levels of problem assets and significantly slower inflow to our nonperforming categories.

	Nonperforming Loan Analysis
	(Dollars in thousands)
	June 30, 2012		March 31, 2012
Loan Type	Outstanding Balance	% of Total Loans	Outstanding Balance	% of Total Loans
Construction/land development	$16,935	1.21%	$18,708	1.33%
Residential construction	3,647	0.26%	4,612	0.33%
HELOC	2,856	0.2%	2,632	0.19%
1-4 family residential	6,891	0.49%	6,245	0.44%
Commercial real estate	23,682	1.69%	25,664	1.82%
Commercial & industrial	8,745	0.63%	7,782	0.55%
Consumer & other	549	0.04%	445	0.03%
Total	$63,305	4.53%	$66,088	4.69%

OREO totaled $25.6 million at June 30, 2012, a decrease of $3.2 million compared to $28.8 million at March 31, 2012. This decrease in OREO was the result of $4.5 million in foreclosures for the quarter, offset by dispositions of $5.4 million. We also recognized $2.3 million in additional write downs on OREO, as part of our ongoing review of our OREO portfolio. Total nonperforming assets at June 30, 2012 were $88.9 million, or 4.57% of total assets, a decrease of $5.9 million from March 31, 2012, due to the decrease in nonperforming loans and OREO balances.

During the second quarter of 2012, the provision for loan losses was $2.2 million, a decrease of $132,000 from the first quarter of 2012. The decrease in provision was driven by an $11.5 million, or 10.1%, decrease in adversely classified loans and a 1.12% decrease in total loans compared to the previous quarter. Net loan charge-offs for the quarter totaled $3.5 million, a decrease of $1.7 million from the first quarter of 2012. This decrease in charge-offs resulted in net charge-off to average loans on an annualized basis ratio of 0.99%. Our charge-off activity continues to be on track with our internal loss analysis and projections.

At June 30, 2012, the allowance for loan losses was $28.8 million, compared to $30.1 million at March 31, 2012. As a percentage of total loans held-for-investment, the allowance for loan losses was 2.10% in the second quarter of 2012, down from 2.17% in the first quarter of 2012. Our reserve continues to decrease modestly due to the continued decrease in total loans and continued improving trends in adversely classified loans, nonperforming loans, net loan charge-offs, and loans 30-89 days past due. Out of the $28.8 million in total allowance for loan losses at June 30, 2012, the specific allowance for impaired loans accounted for $3.7 million, up from $3.4 million in the first quarter. The specific allowance for impaired loans increased slightly as part of the Company's ongoing assessment of the values on impaired loans. The remaining general allowance of $25.1 million attributed to unimpaired loans was down from $26.6 million at the end of the first quarter as net charge-offs and adversely classified loans continue to decline.

Net Interest Income and Net Interest Margin

Net interest income decreased $732,000 or 4.6%, quarter over quarter, totaling $15.2 million for the second quarter of 2012. The net interest margin decreased to 3.39% as compared to 3.54% in the prior quarter due to lower investment income in this low-rate environment.

However, we continue to strategically shift our deposit mix and lower our cost of deposits. Core deposits now represent 51.2% of total deposits, our highest percentage in the last eight quarters, as we focus on core deposit acquisition. As a result of this strategy, our cost of deposits decreased to 0.98% for the quarter as compared to 1.04% in the first quarter of 2012.

Non-Interest Income

Non-interest income increased $899,000, or 25.4%, to $4.4 million compared to $3.5 million in the first quarter of 2012. This increase is primarily due to an increase in mortgage banking activity income, along with $300,000 in gains on securities.

Non-Interest Expense

Non-interest expense increased $2.2 million, or 15.8%, to $15.8 million, up from $13.6 million in the first quarter of 2012. The majority of this increase was driven by increased write downs of other real estate owned, as we continue to manage our credit costs related to our nonperforming assets.

Tax Expense

In the second quarter of 2012, the Company recorded $9.4 million in income tax benefit after recapturing the remaining deferred tax asset valuation allowance in the amount of $9.8 million. This led to an increase in net income as well as capital for the quarter. Additionally, it is a sign of strength in Company operations and projected earnings potential.

Balance Sheet and Capital

Total assets decreased $31.3 million for the second quarter of 2012 as part of our continued balance sheet management strategy. Gross loans held-for-investment decreased $15.5 million compared to the first quarter of 2012, and total deposits decreased $37.5 million. This deposit decrease continues to be mostly higher-cost time deposits, as our non-interest bearing demand deposits continue to increase in volume.

The Bank capital ratios continue to exceed all regulatory requirements. As of June 30, 2012, the Bank's leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratio were 8.6%, 10.9%, and 12.2%, respectively. Leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratio were 8.8%, 11.2%, and 12.4% respectively, for the holding company as of June 30, 2012. For capital adequacy purposes, leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratio must be in excess of 5.00%, 6.00%, and 10.00%, respectively, to be considered well-capitalized. Regulatory capital ratios for the Company continue to improve due to positive operating results.

Conference Call

Yadkin Valley Financial Corporation will host a conference call at 10:00 a.m. EDT on Thursday, July 26, 2012 to discuss financial results, business highlights, and outlook. The call may be accessed by dialing 877-359-3650 at least 10 minutes prior to the call. A webcast of the call audio and accompanying visual aids may be accessed at http://investor.shareholder.com/media/eventdetail.cfm?eventid=116700&CompanyID=YAVY&e=1&mediaKey=C0BD0B7D7BA30A3E46A5C745FA0F7F34. A replay of the call will be available until August 2, 2012 by dialing 855-859-2056 or 404-537-3406 and entering conference ID 12780407.

####

About Yadkin Valley Financial Corporation

Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full-service community bank providing services in 34 branches throughout its two regions in North Carolina and South Carolina. The Western Region serves Avery, Watauga, Ashe, Surry, Wilkes, Yadkin, and Iredell Counties. The Southern Region serves Durham, Orange, Granville, Mecklenburg, and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greensboro, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation's website is www.yadkinvalleybank.com. Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

FORWARD LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2) statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan losses, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (3) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company's loan portfolio and allowance for loan losses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in deposit rates, the net interest margin, and funding sources; (6) changes in the U.S. legal and regulatory framework, including the effect of recent financial reform legislation on the banking industry; and (7) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For additional information contact:

Joseph H. Towell
President and Chief Executive Officer
(704) 768-1133
joe.towell@yadkinvalleybank.com

Jan H. Hollar
Executive Vice President and Chief Financial Officer
(704) 768-1161
jan.hollar@yadkinvalleybank.com

Yadkin Valley Financial Corporation
Consolidated Balance Sheets (Unaudited)
	(Amounts in thousands except share and per share data)
	June 30, 2012	March 31, 2012	December 31, 2011 (a)	September 30, 2011	June 30, 2011
Assets:
Cash and due from banks	$25,642	$36,478	$40,790	$32,315	$30,011
Federal funds sold	50	50	50	50	36
Interest-earning deposits with banks	75,895	67,443	52,078	136,552	99,122

U.S. government agencies	23,058	23,433	23,726	24,013	34,485
Mortgage-backed securities	248,674	263,230	232,494	201,586	214,796
State and municipal securities	66,607	72,751	73,118	66,369	67,034
Common and preferred stocks	1,133	1,111	1,084	1,110	1,144
	339,472	360,525	330,422	293,078	317,459

Construction loans	189,840	196,991	202,803	229,789	243,681
Commercial, financial and other loans	189,245	187,037	200,750	197,672	204,421
Residential mortgages	167,774	166,563	179,047	179,457	179,372
Commercial real estate loans	594,798	605,539	631,639	625,193	632,209
Installment loans	34,177	34,926	35,465	37,125	39,275
Revolving 1-4 family loans	196,547	196,818	201,220	204,364	205,309
Total loans	1,372,381	1,387,874	1,450,924	1,473,600	1,504,267
Allowance for loan losses	(28,797)	(30,062)	(32,848)	(33,673)	(35,652)
Net loans	1,343,584	1,357,812	1,418,076	1,439,927	1,468,615
Loans held for sale	24,867	20,548	19,534	13,801	27,737
Accrued interest receivable	6,512	6,932	6,745	6,447	7,066
Bank premises and equipment	41,547	41,861	42,120	44,074	44,173
Foreclosed real estate	25,573	28,751	24,966	21,307	22,046
Non-marketable equity securities at cost	4,630	6,130	6,130	7,005	7,814
Investment in bank-owned life insurance	26,114	26,091	25,934	25,769	25,602
Core deposit intangible	3,180	3,455	3,733	4,015	4,304
Other assets	28,273	20,530	22,610	22,791	27,057

Total assets	$1,945,339	$1,976,606	$1,993,188	$2,047,131	$2,081,042

Liabilities and shareholders' equity:
Deposits:
Non-interest bearing	$244,191	$235,417	$229,895	$228,448	$222,556
NOW, savings and money market accounts	613,051	626,538	625,560	615,303	597,611
Time certificates:
$100 or more	348,072	356,793	360,388	383,877	409,410
Other	468,049	492,072	515,498	556,484	596,218
Total deposits	1,673,363	1,710,820	1,731,341	1,784,112	1,825,795

Borrowings	99,310	105,723	105,539	108,309	103,524
Accrued expenses and other liabilities	18,087	16,571	15,722	16,494	17,656
Total liabilities	1,790,760	1,833,114	1,852,602	1,908,915	1,946,975

Total shareholders' equity	154,579	143,492	140,586	138,216	134,067

Total liabilities and shareholders' equity	$1,945,339	$1,976,606	$1,993,188	$2,047,131	$2,081,042

Period End Shares Outstanding	20,003,688	19,506,188	19,526,188	19,526,188	19,526,188

(a) Derived from audited consolidated financial statements

Yadkin Valley Financial Corporation
Consolidated Income Statements (Unaudited)
	Three Months Ended
	(Amounts in thousands except share and per share data)
	June 30, 2012	March 31, 2012	December 31, 2011 (a)	September 30, 2011	June 30, 2011

Interest and fees on loans (b)	$17,944	$18,939	$19,173	$19,341	$20,374
Interest on securities	1,754	2,006	1,709	2,146	2,255
Interest on federal funds sold	8	7	6	7	9
Interest-bearing deposits	38	37	71	71	90
Total interest income	19,744	20,989	20,959	21,565	22,728
Time deposits of $100 or more	1,913	1,993	2,271	2,326	2,541
Other deposits	2,193	2,371	2,569	3,120	3,731
Borrowed funds	479	735	516	494	567
Total interest expense	4,585	5,099	5,356	5,940	6,839
Net interest income	15,159	15,890	15,603	15,625	15,889
Provision for loan losses	2,218	2,350	3,627	1,956	10,393
Net interest income after provision for loan losses	12,941	13,540	11,976	13,669	5,496
Non-interest income
Service charges on deposit accounts	1,360	1,343	1,509	1,604	1,437
Other service fees (b)	858	795	654	697	736
Income on investment in bank owned life insurance	157	157	166	167	161
Mortgage banking activities (b)	1,708	1,171	1,267	1,023	1,437
Gains on sale of securities	300	—	678	1,556	429
Other than temporary impairment of investments	—	—	—	(74)	(22)
Other	57	75	140	90	101
Total non-interest income	4,440	3,541	4,414	5,063	4,279
Non-interest expense
Salaries and employee benefits (b)	6,354	6,110	6,135	6,073	7,663
Occupancy and equipment	1,790	1,851	1,781	1,961	2,330
Printing and supplies	151	145	154	141	156
Data processing	453	387	377	404	381
Communication expense	354	351	367	372	473
Advertising and marketing	100	76	101	127	169
Amortization of core deposit intangible	275	278	282	289	299
FDIC assessment expense	659	694	718	79	1,328
Attorney fees	150	216	108	95	194
Loan collection expense (b)	204	236	287	378	468
(Gain) loss on fixed assets	(1)	(21)	13	286	1,195
Net cost of operation of other real estate owned	2,745	1,229	1,086	759	2,430
Goodwill impairment	—	—	—	—	4,944
Other (b)	2,533	2,058	2,267	1,705	2,928
Total non-interest income	15,767	13,610	13,676	12,669	24,958
Income (loss) before income taxes	1,614	3,471	2,714	6,063	(15,183)
Provision for income taxes (benefit)	(9,383)	—	(211)	2,384	5,030
Net income (loss)	10,997	3,471	2,925	3,679	(20,213)
Preferred stock dividend and amortization of preferred stock discount	833	821	771	771	674
Net income (loss) available to common shareholders	$10,164	$2,650	$2,154	$2,908	$(20,887)
Basic	$0.52	$0.14	0.11	$0.15	$(1.16)
Diluted	$0.52	$0.14	0.11	$0.15	$(1.16)
Weighted average number of shares outstanding
Basic	19,386,519	19,378,198	19,371,469	19,364,855	18,041,174
Diluted	19,386,519	19,378,198	19,371,469	19,364,855	18,041,174
(a) Derived from audited consolidated financial statements
(b) Certain income and expense amounts have been reclassified based on a change in our mortgage reporting segment

Yadkin Valley Financial Corporation
(unaudited)
	At or For the Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Per Share Data:
Basic Earnings (Loss) per Share	$0.52	$0.14	$0.11	$0.15	$(1.16)
Diluted Earnings (Loss) per Share	0.52	0.14	0.11	0.15	(1.16)
Book Value per Share	5.34	4.92	4.77	4.66	4.45

Selected Performance Ratios:
Return on Average Assets (annualized)	2.08%	0.54%	0.42%	0.56%	(3.87)%
Return on Average Equity (annualized)	26.93%	6.48%	6.17%	8.49%	(55.25)%
Net Interest Margin (annualized)(7)	3.39%	3.54%	3.16%	3.28%	3.22%
Net Interest Spread (annualized)(7)	3.21%	3.35%	2.98%	3.09%	3.03%
Non-interest Income as a % of Revenue(6)(7)	25.55%	20.73%	32.14%	32.60%	43.36%
Non-interest Income as a % of Average Assets (7)	0.23%	0.18%	0.26%	0.30%	0.19%
Non-interest Expense as a % of Average Assets (7)	0.81%	0.69%	0.68%	0.64%	1.15%

Asset Quality:
Loans 30-89 days past due (000's) (4)	$10,321	$10,245	$25,888	$23,739	$24,368
Loans over 90 days past due still accruing (000's)	—	—	—	—	—
Nonperforming Loans (000's)	63,305	66,088	70,355	70,775	68,898
Other Real Estate Owned (000's)	25,573	28,751	24,966	21,307	22,046
Nonperforming Assets (000's)	88,878	94,839	95,321	92,082	90,944
Troubled debt restructurings (000's) (5)	12,596	15,259	17,173	21,809	12,932
Nonperforming Loans to Total Loans	4.53%	4.69%	4.78%	4.76%	4.50%
Nonperforming Assets to Total Assets	4.57%	4.80%	4.78%	4.50%	4.37%
Allowance for Loan Losses to Total Loans	2.06%	2.13%	2.23%	2.26%	2.33%
Allowance for Loan Losses to Total Loans Held for Investment	2.10%	2.17%	2.26%	2.29%	2.37%
Allowance for Loan Losses to Nonperforming Loans	45.49%	45.49%	47.31%	47.58%	51.75%
Net Charge-offs/Recoveries to Average Loans (annualized)	0.99%	1.44%	1.2%	1.04%	2.73%

Capital Ratios:
Equity to Total Assets	7.95%	7.26%	7.05%	6.75%	6.44%
Tier 1 leverage ratio(1)	8.55%	8.30%	7.99%	7.58%	7.14%
Tier 1 risk-based ratio(1)	10.89%	10.61%	10.23%	9.72%	9.42%
Total risk-based capital ratio(1)	12.15%	11.87%	11.49%	10.98%	10.68%

Non-GAAP disclosures(2):
Tangible Book Value per Share	$5.31	$4.74	$4.58	$4.45	$4.23
Return on Tangible Equity (annualized) (3)	27.54%	6.63%	6.34%	8.49%	(58.92)%
Tangible Equity to Tangible Assets (3)	7.80%	7.10%	6.88%	6.57%	6.25%
Efficiency Ratio (7)	77.92%	67.59%	66.26%	59.94%	120.63%
Notes:

(1)
Tier 1 leverage, Tier 1 risk-based, and Total risk-based ratios are ratios for the bank, Yadkin Valley Bank and Trust Company as reported on Consolidated Reports of Condition and Income for a Bank With Domestic Offices Only - FFIEC 041

(2)
Management uses these non-GAAP financial measures because it believes it is useful for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance. Management believes these non-GAAP financial measures provides users of our financial information with a meaningful measure for assessing our financial results and credit trends, as well as comparison to financial results for prior periods. These non-GAAP financial measures should not be considered as a substitute for operating results determined in accordance with GAAP and may not be comparable to other similarly titled financial measures used by other companies.

(3)
Tangible Equity is the difference of shareholders' equity less the sum of goodwill and core deposit intangible. Tangible Assets are the difference of total assets less the sum of goodwill and core deposit intangible.

(4)Past due numbers exclude loans classified as nonperforming.
(5)Troubled debt restructured loans exclude loans classified as nonperforming.

(6)	Ratio is calculated by taking non-interest income as a percentage of net interest income after provision for loan losses plus total non-interest income.

(7)	Certain income and expense amounts in the current and prior periods have been reclassified based on a change in our mortgage reporting segment.

Yadkin Valley Financial Corporation
Average Balance Sheets and Net Interest Income Analysis (Unaudited)
	Three Months Ended June 30,
	2012				2011
	(Dollars in Thousands)
	Average		Yield/		Average		Yield/
	Balance	Interest	Rate		Balance	Interest	Rate
INTEREST EARNING ASSETS
Total loans (1,2)	$1,405,230	$17,980	5.15%	(8)	$1,560,011	$20,414	5.25%	(8)
Investment securities	352,876	2,000	2.28%		311,000	2,502	3.23%
Interest-bearing deposits & federal funds sold	74,548	46	0.25%		148,778	99	0.27%
Total average earning assets (1)	$1,832,654	20,026	4.39%	(6)	2,019,789	23,015	4.57%	(6)
Non-interest earning assets	124,973				143,915
Total average assets	$1,957,627				$2,163,704

INTEREST BEARING LIABILITIES
Time deposits	$835,120	3,665	1.77%		$1,057,510	5,349	2.03%
Other deposits	616,773	440	0.29%		612,221	923	0.60%
Borrowed funds	103,715	480	1.86%		103,991	540	2.08%
Total interest bearing liabilities	1,555,608	4,585	1.19%	(7)	1,773,722	6,812	1.54%	(7)

Non-interest bearing deposits	238,370				223,318
Other liabilities	12,279				15,036
Total average liabilities	1,806,257				2,012,076

Shareholders' equity	151,370				151,628

Total average liabilities and
shareholders' equity	$1,957,627				$2,163,704

NET INTEREST INCOME/
YIELD (3,4)		$15,441	3.39%	(8)		$16,203	3.22%	(8)

INTEREST SPREAD (5)			3.21%	(8)			3.03%	(8)

(1)
Yields related to securities and loans exempt from Federal income taxes are stated on a fully tax-equivalent basis, assuming a Federal income tax rate of 35%, reduced by the nondeductible portion of interest expense.

(2)	The loan average includes loans on which accrual of interest has been discontinued.

(3)	Net interest income is the difference between income from earning assets and interest expense.

(4)	Net interest yield is net interest income divided by total average earning assets.

(5)	Interest spread is the difference between the average interest rate received on earning assets and the average rate paid on interest bearing liabilities.

(6)	Interest income for 2012 and 2011 includes $62,000 and $176,000, respectively, of accretion for purchase accounting adjustments related to loans acquired in the merger with American Community.

(7)
Interest expense for 2012 and 2011 includes $79,000 and $116,000, respectively, of accretion for purchase accounting adjustments relate to deposits and borrowings acquired in the merger with American Community.

(8)	Certain income and expense amounts have been reclassified based on a change in our mortgage reporting segment.

Yadkin Valley Financial Corporation

Second Quarter Earnings

July 26, 2012

Yadkin Valley Financial Corporation

1

Adversely Classified Items

$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
80%
$22,046
$68,898
$47,651
87%
$21,307
$70,775
$49,930
83%
$24,966
$70,355
$42,705
72%
$28,751
$66,088
$33,585
65%
$25,573
$63,305
$30,702
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Substandard Loans
NPLs
OREO
Adversely Classified Ratio

Numbers in thousands

YADKIN VALLEY FINANCIAL CORPORATION

2

Charge Off and Loan Loss Reserve

$50,000
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$-
2.70%
2.40%
2.10%
1.80%
$4,295
$31,358
$10,600
2.39%
$4,131
$29,542
$3,936
2.30%
$4,101
$28,747
$4,452
2.24%
$3,397
$26,665
$5,136
2.17%
$3,749
$25,048
$3,483
2.10%
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
FAS 114
FAS 5
Net Charge Off
LLR to Total Loans

Numbers in thousands

YADKIN VALLEY FINANCIAL CORPORATION

3

Core Deposit Trends

$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
60%
55%
50%
45%
40%
35%
30%
34%
40%
44%
45%
47%
49%
50%
51%
Q3 2010
Q4 2010
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Total Core Deposits
Core as % of Total Deposits

Numbers in thousands

Core Deposits are defined as non-interest bearing DDA, NOW accounts, money market deposit accounts (MMDA), and regular savings accounts

YADKIN VALLEY FINANCIAL CORPORATION

4